SALARY CONTINUATION AGREEMENT

          THIS SALARY CONTINUATION AGREEMENT (this "Agreement") is made and entered into effective as of December 5, 1997, by and between BERRY PETROLEUM COMPANY, a Delaware corporation ("Berry"), and _______________ ("Employee"), with reference to the following facts:

          A. Employee is currently serving as the _____________________ of Berry and is a valuable employee of Berry whose continued employment is beneficial to Berry.

          B. Effective ___________, Employee and Berry entered into that certain Salary Continuation Agreement as recommended by the Compensation Committee of the Board of Directors and adopted by the Board of Directors.

          C. The Compensation Committee of the Board of Directors has reconsidered the terms and conditions of Employee's salary continuation provision in the event of a Change of Control (as defined below) while Employee is employed by Berry. The Board of Directors has acted upon the Compensation Committee's recommendations and on December 5, 1997, approved the salary continuation provision described in this Agreement which is intended to replace and supersede in its entirety that certain Salary Continuation Agreement, dated ________________, between the parties hereto.

          NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.     Salary Continuation Provision.

                      (a) In the event of a Change of Control of Berry, Berry agrees to pay to Employee on the effective date of such Change of Control a single payment in an amount equal to his Salary (as defined herein) multiplied by 1.

                      (b) For purposes of this Agreement, a "Change of Control" of Berry shall mean and shall be deemed to have occurred if and when any one of the following four events occurs: (a) within the meaning of Section 13(d) of the Securities Exchange Act of 1934, any person or group becomes a beneficial owner, directly or indirectly, of securities of Berry representing 20% or more of the combined voting power of Berry's then outstanding securities, without the prior approval of Berry; (b) individuals who were members of the Board of Directors immediately prior to a meeting of the stockholders of Berry involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election;
(c) the stockholders of Berry approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding securities of the surviving or resulting entity are, or are to be, owned by former stockholders of Berry (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question, becomes an "affiliate," as that term is used in the Securities Exchange Act of 1934 and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (d) the stockholders of Berry approve the sale of substantially all of Berry's business and/or assets (in one transaction or a series of related transactions) to a person or entity which is not a subsidiary.

                      (c) For purposes of this Agreement, Employee's "Salary" shall mean (i) Employee's regular annual salary in effect as of the effective date of a Change of Control (as reportable on Employee's
IRS Form W-2, including the amount of any voluntary deferrals of salary, and excluding any gain from exercise of stock options or any other similar non-recurring payments), plus (ii) an amount equal to the average of the cash bonuses received by Employee for the two (2) fiscal years immediately prior to the Change of Control.

          2. Employment Status. No assurance is given to Employee that after a Change of Control he will in fact be retained by Berry, or its successor, or that he will have the same job classification. Employee understands and acknowledges that Berry, or its successor, shall not be obligated in any way to Employee under the provisions of this Agreement if Employee resigns or is terminated by Berry, whether with or without cause, prior to the effective date of a Change of Control so long as employee's termination immediately prior to a change of control was not motivated by a bad faith intent to avoid the obligation arising under this agreement.

          3. No Contract of Employment. Nothing in this Agreement shall be construed or interpreted as creating any contract or agreement of employment or any right to continued employment with Berry. This Agreement is not intended to confer upon Employee any right to notice of termination beyond that customarily given by Berry to its employees generally, or as may be set forth in any written employment agreement. Any successor-in-interest of Berry shall be free to establish its own policies or procedures for notice and termination of employment.

          4.     General Provisions.

                      (a) Neither this Agreement nor any interest herein may be assigned by Employee.

                      (b) This Agreement shall be binding upon and shall be enforceable against Berry, its successors-in-interest and assigns and the benefits hereunder shall accrue to Employee, his heirs, executors or administrators.

                     (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between them regarding the subject matter hereof. This Agreement is intended to replace and supersede in its entirety that certain Salary Continuation Agreement dated ________________, between the parties hereto.

                     (d) In the event of any claim, dispute or controversy arising out of or relating to this Agreement, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to recover court costs and reasonable out-of-pocket expenses not limited to taxable costs, including, but not limited to, phone calls, photocopies, expert witness, travel, etc., and reasonable attorneys' fees to be fixed by the court. Such recovery shall include court costs, out-of-pocket expenses and attorneys' fees on appeal, if any. The court shall determine who is the "prevailing party" whether or not the dispute or controversy proceeds to final judgment. If either party is reasonably required to incur such out-of-pocket expenses and attorneys' fees as a result of any claim arising out of or concerning this Agreement or any right or obligation derived hereunder, then the prevailing party shall be entitled to recover such reasonable out-of-pocket expenses and attorneys' fees whether or not an action is filed.

                      (e) This Agreement shall be construed and governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California. The parties hereto acknowledge that this Agreement was executed in Kern County, California. By execution and delivery of this Agreement, the parties hereto agree and accept that any legal action or proceeding shall be brought in the federal or state courts for the State of California, County of Kern, and the parties expressly waive any objection to personal jurisdiction, venue or forum non conveniens.

                      (f) This Agreement contains the entire agreement and understanding of the parties and may not be modified except by further written instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective the date and year first above written.

                                                     BERRY PETROLEUM COMPANY,
                                                     a Delaware corporation


                                            By: ___________________________

                                            Jerry V. Hoffman, Chairman of the
                                            Board, President and Chief
                                            Executive Officer

                                                                    "Berry"




                                              ______________________________



                                                                   "Employee"





                              EXHIBIT 10.2